Exhibit 10.2

SECURITIES PLEDGE AGREEMENT

THIS AGREEMENT is made as of April 13, 2016.

TO:	GOLDMAN SACHS LENDING PARTNERS LLC, in its capacity as collateral agent for the benefit of the Secured Parties (together with its successors and assigns in such capacity, “Collateral Agent”)

GRANTED BY:

ATLANTIC POWER CORPORATION (together with its successors and assigns, the “Sponsor”) and ATLANTIC POWER GP II, INC. (together with its successors and assigns, the “General Partner” and, together with Atlantic Power, “Grantors”)

RECITALS:

A.                                    Pursuant to the credit and guaranty agreement (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Credit Agreement”) dated as of April 13, 2016 between APLP Holdings Limited Partnership (together with its successors and assigns, “Borrower”), by its general partner, the General Partner, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Goldman Sachs Bank USA and Bank of America, N.A (“Bank of America”), as L/C Issuers, Collateral Agent, and Goldman Sachs Lending Partners LLC (“Goldman Sachs”), as administrative agent (together with its successors and assigns in such capacity, “Administrative Agent”), with Goldman Sachs and Bank of America, as joint syndication agents, Goldman Sachs, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), RBC Capital Markets(1) (“RBC”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., a member of MUFG, a global financial group (“MUFG”), and Wells Fargo Securities, LLC (“Wells Fargo”), as term facility joint lead arrangers, Goldman Sachs, Merrill Lynch, RBC, MUFG, Wells Fargo and Industrial and Commercial Bank of China (“ICBC”), as revolving facility joint lead arrangers, Goldman Sachs and Merrill Lynch, as term facility joint bookrunners, and Goldman Sachs, Merrill Lynch, RBC, MUFG, Wells Fargo and ICBC, as revolving facility joint bookrunners, the Lenders and L/C Issuers have agreed to make available to Borrower certain credit facilities in accordance therewith;

B.                                    Subject to the terms and conditions of the Credit Agreement, certain Credit Parties may enter into one or more Hedge Agreements with one or more Lender Counterparties and one or more Permitted Secured Commodity Hedge Agreements with one or more Lender Commodity Hedge Counterparties;

C.                                    (i) The Sponsor holds all of the issued and outstanding Equity Interests of the General Partner and (ii) the Sponsor and the General Partner together hold all of the issued and outstanding Equity Interests of the Borrower, and as such, the General Partner has agreed to provide a limited recourse guarantee of the Obligations pursuant to the limited recourse guarantee dated the date hereof (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “General Partner Limited Guarantee”) and the Sponsor has provided its Guaranty pursuant to the Credit Agreement;

D.                                    As security for the fulfilment of all of each Grantor’s Secured Obligations, each Grantor has agreed to grant a security interest in and pledge of its Pledged Securities in favour of the Collateral Agent.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Grantor and Collateral Agent agree as follows:

(1)  RBC Capital Markets is the marketing name for the capital markets businesses of Royal Bank of Canada and its affiliates.

ARTICLE 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1                               Defined Statutory Terms

Unless the context otherwise requires or unless otherwise specified, all the terms used in this Agreement without initial capitals, which are defined in the PPSA or the STA, have the same meanings in this Agreement as in the PPSA or the STA, as applicable.

1.2                               Definitions

All capitalized terms used and not defined elsewhere in this Agreement, and all capitalized terms used and not defined in the provisions incorporated by reference into this Agreement, shall have the meanings ascribed to them in the Credit Agreement and shall be incorporated by reference into this Agreement, and the following words and terms have the meanings set out below:

“Agreement” means this securities pledge agreement (including, for the avoidance of doubt, the preamble and recitals, definitions incorporated herein by reference and any exhibits and schedules attached hereto) as it and they may be amended, supplemented, extended, renewed, restated or otherwise modified from time to time;

“Certification Date” shall mean the later of (i) the date of this Agreement, (ii) the date of the most recent certificate delivered to Administrative Agent pursuant to Section 5.1(c) of the Credit Agreement, and (iii) the most recent Credit Date.

“Issuers” means the General Partner and the Borrower.

“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement among the Sponsor and the General Partner dated as of February 26, 2014, as amended April 13, 2016, and as further amended, restated, supplemented, modified or replaced from time to time.

“PPSA” means the Personal Property Security Act (Ontario); provided, however, if the validity, attachment, perfection (or opposability), effect of perfection or of non-perfection or priority of Collateral Agent’s security interest in any Pledged Securities are governed by the personal property security laws or laws relating to movable property of any jurisdiction other than the Province of Ontario, PPSA shall include those personal property security laws or laws relating to movable property in such other jurisdiction for the purpose of the provisions hereof relating to such validity, attachment, perfection (or opposability), effect of perfection or of non-perfection or priority and for the definitions related to such provisions.

“Pledged Securities” means any and all and any part of Equity Interests of the Issuers in which any Grantor now or subsequently has an interest, including all warrants and options relating to such Equity Interests and any substitutions, additions and proceeds arising out of any consolidation, subdivision, reclassification, conversion, stock dividend or similar increase or decrease in or alteration of the capital of such Persons or any other event.

“Secured Obligations” means, in respect of each Grantor, all debts, liabilities and obligations, of any kind or nature, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing or otherwise payable by such Grantor arising under the General Partner Limited Guarantee or the Credit Agreement.

“STA” means the Securities Transfer Act (Ontario); provided, however, if the rules governing the transfer, holding or control of securities or other financial assets or interests therein which are Pledged Securities are governed by the laws of any jurisdiction other than the Province of Ontario, STA shall include such laws for the purpose of the provisions hereof relating to the transfer, holding and control of such Pledged Securities or interests therein and for the definitions related to such provisions.

1.3                               Certain Rules of Interpretation

In this Agreement:

(a)                                 Governing Law — This Agreement is made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario without prejudice to or limitation of any other rights or remedies available under the laws of any other applicable jurisdiction.

(b)                                 Headings — Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(c)                                  Including — Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(d)                                 No Strict Construction — The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(e)                                  Number and Gender — Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(f)                                   Severability — If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

(g)                                  Statutory references — A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, revises, restates, supplements or supersedes any such statute or any such regulation.

(h)                                 Time — Time is of the essence in the performance of the parties’ respective obligations.

1.4                               Entire Agreement

This Agreement and the other Credit Documents, constitutes the entire agreement between the parties and sets out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.  There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and the other Credit Documents.

1.5                               Schedules

The schedules to this Agreement, as listed below, are an integral part of this Agreement:

Schedule	Description
A	Pledged Securities

ARTICLE 2
PLEDGE AND SECURITY INTEREST

2.1                               Pledge

As continuing security for the due and timely payment and performance by each Grantor of its Secured Obligations, each Grantor grants to and in favour of the Collateral Agent, a first continuing, fixed and specific security interest in the Pledged Securities in which it has an interest.  Each Grantor delivers to and deposits with the Collateral Agent all security certificates evidencing the Pledged Securities together with all other necessary documents and effective endorsements to enable the Collateral Agent or its agent or nominee, as the Collateral Agent may direct, to be registered as the owner of and to transfer or sell or cause to be transferred or sold the Pledged Securities upon any enforcement of the Collateral Agent’s rights and remedies.  If any Grantor acquires any security certificates evidencing the Pledged Securities after the date of this Agreement, such Grantor shall immediately deliver and deposit all such security certificates to the Collateral Agent, its agent or nominee, together with all other necessary documents and effective endorsements to enable the Collateral Agent or its agent or nominee to be registered as the owner of and to transfer or sell or cause to be transferred or sold such Pledged Securities upon any enforcement of the Collateral Agent’s rights and remedies.  To the extent that any of the Pledged Securities are uncertificated securities registered in the name of any Grantor or its nominee or agent, such Grantor shall immediately:

(a)                                 cause the Issuer of such Pledged Securities to register the Collateral Agent or its agent or nominee, as the Collateral Agent may direct, as the registered owner of such Pledged Securities; or

(b)                                 deliver to the Collateral Agent an irrevocable agreement of the issuer of such Pledged Securities satisfactory to the Collateral Agent that the applicable Issuer will comply with instructions that are originated by the Collateral Agent without the further consent of such Grantor.

2.2                               Attachment and Value

Each Grantor acknowledges:

(a)                                 receipt of a copy of this Agreement;

(b)                                 that value has been given;

(c)                                  that the security interest created by this Agreement is intended to attach, as to the Pledged Securities, upon the execution by each Grantor of this Agreement and operates as a present, fixed and specific charge of the Pledged Securities;

(d)                                 that neither the execution of, nor filing with respect to, this Agreement shall obligate the Collateral Agent to make any advance or loan or further advance or bind the Collateral Agent to grant or extend any credit to the Borrower or any Grantor; and

(e)                                  that the security interest created by this Agreement shall be effective whether all or part of the Obligations shall be advanced before, upon or after the date of execution of this Agreement.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1                               Representations and Warranties

Each Grantor represents and warrants to the Collateral Agent and the Secured Parties on and as of each Certification Date the matters set out below:

(a)                                 Ownership of Pledged Securities —

(i)                                     Each Grantor is the registered and beneficial owner of, and has good title to, the Pledged Securities subject only to the security interest created by this Agreement;

(ii)                                  The Pledged Securities set out on Schedule A represent all of the issued and outstanding Equity Interests of the Issuers;

(iii)                               The Pledged Securities have been duly issued and are outstanding as fully paid and non-assessable securities and all of the warrants and options relating thereto are in full force and effect;

(iv)                              No Grantor has granted nor has it agreed to grant any right to acquire an interest in any of the Pledged Securities;

(v)                                 None of the rights of any Grantor arising as the legal and beneficial owner of the Pledged Securities have been surrendered, cancelled or terminated;

(vi)                              There is no default or dispute existing in respect of the Pledged Securities;

(vii)                           Other than the Collateral Agent, no Person has control of the Pledged Securities;

(viii)                        The jurisdiction of each Issuer (determined in accordance with Section 44(5) of the STA) is set out on Schedule A;

(ix)                              No delivery has occurred in respect of any Pledged Securities that constitute uncertificated securities of the Issuers other than any delivery in favour of the Collateral Agent;

(x)                                 Each Grantor has not given its consent to any agreement whereby any of the Issuers agree to comply with instructions that are originated by any Person other than such Grantor in respect of any Pledged Securities that constitute uncertificated securities of an Issuer, without the further consent of such Grantor, other than any such consents given by such Grantor relating to agreements for instructions to be originated by the Collateral Agent; and

(xi)                              All of the Pledged Securities are certificated and the partnership agreement, articles of association or other constating documents, as applicable, of each Issuer which is a partnership or limited liability company expressly state that the Pledged Securities thereof are “securities” for the purposes of the STA.

(b)                                 Authority — Each Grantor has full corporate power, authority and capacity to enter this Agreement and to pledge the Pledged Securities and to grant to the Collateral Agent the security interest created by this Agreement;

(c)                                  Due Execution — This Agreement has been duly executed and delivered by each Grantor and constitutes an enforceable obligation against such Grantor in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(d)                                 Status — The Sponsor is a corporation, incorporated under the laws of the Province of British Columbia and the General Partner is a corporation duly incorporated and validly existing under the laws of the Province of British Columbia.

(e)                                  General Partner — Other than in its capacity as general partner of the Borrower, the General Partner does not own any assets or properties (other than the Pledged Securities in which it has an interest), have any Indebtedness or undertake or carry on any business.

(f)                                   Place of Business of Grantors — The following are each Grantor’s place(s) of business, chief executive office and registered or head office, if any:

Grantor	Places of Business	Chief Executive Office and Head Office	Registered Office
Sponsor	3 Allied Drive, Suite 220, Dedham, MA 02026 USA	3 Allied Drive, Suite 220, Dedham, MA 02026 USA	1900 – 355 Burrard Street Vancouver, BC V6C 2G8
General Partner	3 Allied Drive, Suite 220, Dedham, MA 02026 USA	3 Allied Drive, Suite 220, Dedham, MA 02026 USA	1900 – 355 Burrard Street Vancouver, BC V6C 2G8

3.2                               Covenants

Each Grantor covenants that:

(a)                                 Additional Certificates — If any Grantor shall become entitled to receive or shall receive any security certificate, option or right in respect of the Pledged Securities, such Grantor shall accept as the Collateral Agent’s agent, hold such security certificates in trust for the Collateral Agent and immediately deliver them to the Collateral Agent (or to the Collateral Agent’s agent or nominee, as the Collateral Agent may direct) in the exact form received, together with the documents and effective endorsements to enable the Collateral Agent or its nominee to be registered as owner, to be held by the Collateral Agent as additional security for the Secured Obligations.  Upon the occurrence of an

Event of Default which is continuing, any sums paid in respect of the Pledged Securities upon the liquidation or dissolution of the Issuers shall be paid to the Collateral Agent to be held by it as part of the Pledged Securities.  In case any distribution of capital shall be made in respect of the Pledged Securities or any property shall be distributed with respect to the Pledged Securities pursuant to the recapitalization, reclassification or reorganization of the capital of the Issuers, the property so distributed shall be delivered to the Collateral Agent or its agent or nominee as the Collateral Agent may direct to be held by it as part of the Pledged Securities.  Upon the occurrence of an Event of Default which is continuing, if any money or property paid or distributed in respect of the Pledged Securities shall be received by any Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold the money or property in trust for the Collateral Agent, segregated from other funds of such Grantor, as part of the Pledged Securities;

(b)                                 Issuance of Additional Equity Interests — The Grantors shall not permit any issuance of additional securities in the capital of the Issuers unless all such additional securities are, immediately upon their issuance, pledged in favour of the Collateral Agent and each Grantor does, or causes to be done, all such acts and things and provides such agreements, instruments and documents necessary for the Collateral Agent to obtain control of such additional securities within the meaning of the STA;

(c)                                  Securities — The Grantors shall not permit any partnership agreement, articles of association or other constating documents in effect from time to time, as applicable, of each Issuer which is a partnership or limited liability company, to cease to expressly state that the Equity Interests thereof are “securities” for the purposes of the STA.

(d)                                 Defend — Each Grantor shall promptly notify the Collateral Agent of any Lien or other adverse claim made or asserted against any of the Pledged Securities and shall defend the Collateral Agent’s security interest in the Pledged Securities against any and all claims and demands whatsoever including any adverse claim as defined in the STA;

(e)                                  No Other Grant of Security Interest — No Grantor shall grant a security interest or any other Lien in the Pledged Securities to any Person other than the Collateral Agent;

(f)                                   Change of Jurisdiction — The Grantors shall give 30 days’ prior written notice to Collateral Agent of any change of jurisdiction (including a change in the jurisdiction of incorporation or organization), name, registered office, head office, chief executive office or principal place of business of any Grantor or Issuer;

(g)                                  No Transfer — No Grantor shall sell, dispose of, assign, convey or otherwise transfer any of the Pledged Securities, or any rights thereunder, except in connection with a transaction expressly permitted under the Credit Agreement;

(h)                                 No Granting of Control

No Grantor shall:

(i)                                     deliver any Pledged Securities that constitute uncertificated securities to any Person other than the Collateral Agent; or

(ii)                                  consent to any agreement whereby any Issuer agrees to comply with instructions that are originated by any Person other than the Collateral Agent in respect of any Pledged Securities that constitute uncertificated securities.

(i)                                     General Partner — Other than in its capacity as general partner of the Borrower, the General Partner shall not own any assets or properties (other than the Pledged Securities in which it has an interest), have any Indebtedness or undertake or carry on any business.

(j)                                    Consents — With respect to any Issuer that is a partnership, if the Grantors own less than 100% of the Equity Interests in such Issuer, the Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interests in such Issuer to the Security Interest and following an Event of Default, the transfer of such Pledged Securities to the Collateral Agent or its designee, and to the substitution of the Collateral Agent or its designee as a partner or member with all the rights and powers related thereto.  Each Grantor consents to the grant by each other Grantor of the Security Interest in all Pledged Investment Property to the Collateral Agent and without limiting the generality of the foregoing consents to the transfer of any Pledged Securities to the Collateral Agent or its designee following an Event of Default and to the substitution of the Collateral Agent or its designee as a partner in any partnership with all the rights and powers related thereto

ARTICLE 4
RIGHTS RELATING TO THE PLEDGED SHARES

4.1                               Voting Rights

(a)                                 Until the occurrence of an Event of Default which is continuing, each Grantor shall be entitled to exercise all voting rights in respect of the Pledged Securities.  No votes shall be cast or action taken which would:

(i)                                     be prejudicial to the Collateral Agent’s security interest;

(ii)                                  impair or reduce the value of or restrict the transferability of the Pledged Securities; or

(iii)                               be inconsistent with or violate any provisions of this Agreement, Collateral Agent or any other agreement.

(b)                                 Until the occurrence of an Event of Default which is continuing, if any of the Pledged Securities are registered in the Collateral Agent’s, its agent’s or nominee’s name, the Collateral Agent, on the Grantors’ written request, shall execute and deliver or cause its agent or nominee to execute and deliver to the Grantors suitable proxies, voting powers or powers of attorney in favour of each Grantor or its nominee or nominees for voting or taking any other action that such Grantor is permitted to take in respect of the Pledged Securities.

4.2                               Dividends and Distributions

Until the occurrence of an Event of Default which is continuing, each Grantor shall be entitled to receive and deal with (except as restricted by this Agreement or the Credit Agreement) any interest and regular cash dividends at any time payable on or with respect to the Pledged Securities, provided, however, that in respect of the Pledged Securities which have been transferred to or are under the control of the Collateral Agent, or its nominee or agent, other than any interest or regular cash dividends, the Collateral Agent may at its discretion (i) hold as additional security any proceeds received in respect of such Pledged Securities, and (ii) apply, set-off, or net any money or funds received from the Pledged Securities to reduce Secured Obligations.

4.3                               Rights and Duties of the Collateral Agent

Upon the occurrence of an Event of Default which is continuing, all of each Grantor’s rights pursuant to Sections 4.1 and 4.2 shall cease and the Collateral Agent may enforce any of each Grantor’s rights with respect to the Pledged Securities.  Upon the occurrence of an Event of Default which is continuing, each Grantor shall and shall be deemed to hold all Pledged Securities not under the control of the Collateral Agent in trust, separate and apart from other property and assets of each Grantor, for the benefit of the Collateral Agent until all Secured Obligations owing by each Grantor to the Collateral Agent have been paid in full, and shall forthwith transfer control of such Pledged Securities to the Collateral Agent, or its nominee or agent, as the Collateral Agent may direct.  The Collateral Agent and its nominee shall not have any duty of care with respect to the Pledged Securities other than to use the same care in the custody and preservation of the Pledged Securities as it would with its own property.  The Collateral Agent or its nominee may take no steps to defend or preserve the Grantors’ rights against the claims or demands of others.

ARTICLE 5
DEFAULT AND REMEDIES

5.1                               Remedies

Upon the occurrence of an Event of Default, the security interest created by this Agreement shall immediately become enforceable and the Collateral Agent may take any one or more of the following actions:

(a)                                 Sale — Realize upon or dispose of all or part of the Pledged Securities by private sale, public sale or otherwise upon and conditions as the Collateral Agent may determine (whether commercially reasonable or not), and apply and allocate any proceeds arising from the realization of the Pledged Securities to the Secured Obligations in any manner as the Collateral Agent, in its absolute discretion, shall deem appropriate;

(b)                                 Retain — Irrevocably elect to retain all or part of the Pledged Securities by giving notice to each Grantor;

(c)                                  Rights as Owners — Exercise any or all of the rights and privileges attaching to the Pledged Securities and deal with the Pledged Securities as if the Collateral Agent were the absolute owner of the Pledged Securities (including causing the Pledged Securities to be registered in the name of the Collateral Agent or its agent or nominee as the Collateral Agent may direct) and collect, draw upon, receive, appropriate and sell all or any part of the Pledged Securities;

(d)                                 Bankruptcy Claims — File proofs of claims or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, arrangement, dissolution or other proceedings (voluntary or otherwise) relating to the Grantor;

(e)                                  Enforcing Third Party Obligations — In each Grantor’s name, perform, at each Grantor’s expense, any and all of each Grantor’s obligations or covenants relating to the Pledged Securities and enforce performance by any other parties of their obligations in relation to the Pledged Securities and settle any disputes with other parties upon terms that the Collateral Agent deems appropriate, in its discretion;

(f)                                   Appointment of Receiver — Appoint any Person to be a receiver (which term shall include a receiver and manager) of all or part of the Pledged Securities and remove any receiver and appoint another receiver (any receiver shall have the authority to do any of the acts specified in Subsections 5.1(c), (d), (e) and (g) and to take possession of and collect dividends, interest, distributions and other payments payable to each Grantor in respect of the Pledged Securities and pay all charges in respect of the Pledged Securities);

(g)                                  Application to Secured Obligations — Apply any dividends, interest, distributions and other payments payable to each Grantor in respect of the Pledged Securities to the Secured Obligations, in accordance with Section 5.5; or

(h)                                 All Other Action — Take any other action permitted by this Agreement, by law or in equity.

5.2                               Sale of Pledged Securities

Any sale pursuant to Subsection 5.1(a) may be made, whether commercially reasonable or not, with or without any special condition as to the upset price, reserve bid, title or evidence of title or other matter and may be made from time to time as the Collateral Agent in its sole discretion deems fit, with power to vary or rescind any sale or buy in at any public sale and resell without being answerable for any loss.  The Collateral Agent may sell the Pledged Securities for a consideration payable by instalments either with or without taking security for the payment of the instalments and may make and deliver to any purchaser good and sufficient conveyances of the Pledged Securities and give receipts for the purchase money, and the sale shall be a perpetual bar, both at law and in equity, against each Grantor and all those claiming an interest by, from, through or under each Grantor.  If there is a sale pursuant to Subsection 5.1(a), each Grantor agrees to provide all information, certificates and consents required under applicable securities laws or under the rules, by-laws or policies of the exchange(s) on which any of the Pledged Securities may be listed and posted for trading to permit the sale of the Pledged Securities in compliance with the applicable laws, rules, by-laws or policies.

5.3                               No Obligation or Responsibility of Collateral Agent for Certain Matters

The Collateral Agent shall not be under any obligation, or be liable or accountable for any failure, to:

(a)                                 enforce payment or performance of the Secured Obligations;

(b)                                 seize, collect, realize or obtain payment with respect to the Pledged Securities;

(c)                                  preserve any rights of the Collateral Agent, any Grantor or any other Person in respect of the Pledged Securities;

(d)                                 exercise or exhaust any of its rights and remedies under this Agreement or with respect to the Pledged Securities;

(e)                                  protect the Pledged Securities from depreciating in value or becoming worthless; and

(f)                                   institute proceedings for any of the purposes listed above.

The Collateral Agent shall not be responsible for any loss occasioned by:

(a)                                 any sale or other dealing with the Pledged Securities (whether on commercially reasonable terms or not); or

(b)                                 the retention of, or failure to sell or otherwise deal with the Pledged Securities, except, in each case, to the extent caused by the gross negligence or wilful misconduct of the Collateral Agent.

5.4                               Rights and Remedies Cumulative

The Collateral Agent’s rights and remedies shall be cumulative and not in substitution for any of the Collateral Agent’s rights or remedies under this Agreement, the Credit Agreement, at law or in equity, whether or not the Collateral Agent has pursued or is pursuing any other rights or remedies.

5.5                               Allocation of Proceeds

Except as expressly provided elsewhere in this Agreement, all proceeds received by Collateral Agent in the event that an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1 of the Credit Agreement and in respect of any sale of, any collection from, or other realization upon all or any part of the Pledged Securities shall be applied in full or in part by Collateral Agent against, the Secured Obligations in the order of priority set out in Section 9.2 of the U.S. Pledge and Security Agreement.

ARTICLE 6
GRANTOR WAIVER AND CONSENT

6.1                               Waiver

Each Grantor agrees not to assert against the Collateral Agent or any assignee of the Collateral Agent, and acknowledges that the Collateral Agent’s or any assignee’s rights shall not be subject to any claim, defense, demand, set-off or other right, whether at law or in equity, that each Grantor has or may have against the Collateral Agent or any assignee.

6.2                               Consent to Transfer of Pledged Securities

Notwithstanding any restrictions on transfer or any other provision of the Partnership Agreement, in the event that an Event of Default shall have occurred under the Credit Agreement and the Collateral Agent shall exercise any of its rights and remedies with respect to the Pledged Securities of the Borrower, each Grantor hereby irrevocably consents to the transfer of any such Pledged Securities and all related management and other rights in the Borrower to the Collateral Agent or any designee of the Collateral Agent.

ARTICLE 7
COLLATERAL AGENT’S WAIVER

7.1                               Collateral Agent’s Waiver

The Collateral Agent may, at any time:

(a)                                 waive in whole or in part any breach of this Agreement, any Event of Default or any of the Collateral Agent’s rights and remedies;

(b)                                 grant releases and discharges to each Grantor in respect of the Pledged Securities; or

(c)                                  otherwise deal with each Grantor or with the Pledged Securities and any security held by the Collateral Agent,

all as the Collateral Agent may see fit without prejudice to the liability of each Grantor to the Collateral Agent or the Collateral Agent’s rights under this Agreement.  Each Grantor agrees that any waiver shall not be a waiver of any other or subsequent breach of this Agreement or Event of Default and that any failure by the Collateral Agent to exercise any of its rights or remedies shall in no way affect or impair the Collateral Agent’s security interest or the Collateral Agent’s rights and remedies.

ARTICLE 8
POWER OF ATTORNEY

8.1                               Grant

Each Grantor irrevocably constitutes and appoints the Collateral Agent as the true and lawful attorney of each Grantor with power of substitution in the name of each Grantor to do any and all acts and things, complete any endorsements or registrations and execute and deliver all agreements, documents and instruments as the Collateral Agent, in its sole discretion, considers necessary or desirable to carry out the provisions and purposes of this Agreement or to exercise its rights and remedies; provided that such power of attorney shall not be exercised until an Event of Default has occurred and is continuing.  Each Grantor ratifies and agrees to ratify all acts of any attorney taken or done in accordance with this Section 8.1.  This power of attorney being coupled with an interest shall not be revoked or terminated by any act and shall remain in full force and effect until this Agreement has been terminated.

ARTICLE 9
GENERAL

9.1                               Notice

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered, in the case of a Notice to the Collateral Agent, in accordance with the Credit Agreement or, in the case of a Notice to any Grantor, to the address specified for the Borrower in, and otherwise in accordance with, the Credit Agreement.

9.2                               Continuing Security

The security constituted by this Agreement is not in substitution for any other security for the Secured Obligations or for any other agreement between the parties creating a security interest in all or part of the Pledged Securities, whether made before or after this Agreement, and such security and such agreements shall be deemed to be continuing and not affected by this Agreement unless the Collateral Agent and each Grantor expressly provide to the contrary in writing.

9.3                               Further Assurances

Each Grantor shall at all times do all such things and provide all such assurances as may be reasonably required to consummate the transactions contemplated by this Agreement, and shall provide such further documents or instruments required by the Collateral Agent as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, and for the better granting, transferring, assigning, charging, setting over, assuring, confirming or perfecting (by registration, control or otherwise) the security interest created under this Agreement and the priority accorded to such security interest by law or under this Agreement or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder.

9.4                               Filings

Each Grantor will promptly effect all registrations, filings, recordings and all re-registrations, re-filings and re-recordings of or in respect of this Agreement and the security interests created under this Agreement in all offices in all jurisdictions and at such times as may be necessary or of advantage in perfecting, maintaining and protecting the validity, effectiveness and priority of such security interests.  The Collateral Agent is, however, authorized, at its option, to make such registrations, filings or recordings or such re-registrations, re-filings or re-recordings against each Grantor as the Collateral Agent may deem necessary or appropriate to perfect, maintain or protect the security interest created under this Agreement.

9.5                               Amendments and Waivers

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any party, shall be binding unless executed in writing by the party to be bound.  To be effective, any waiver by the Collateral Agent of any provision of this Agreement or any of the Collateral Agent’s rights or remedies shall be in writing and signed by the Collateral Agent.  Any waiver shall extend only to the particular circumstances described in the waiver.

9.6                               Attornment

Each Grantor hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that Collateral Agent may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.  Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.7                               Discharge

This Agreement shall create a continuing security interest in the Pledged Securities and shall remain in full force and effect until the Discharge of Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns.  Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise.  Upon the Discharge of Obligations, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Pledged Securities shall revert to the Grantors.  Upon any such termination the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including financing change statements to evidence such termination.

9.8                               Assignment and Enurement

This Agreement may be assigned by the Collateral Agent and any such assignee shall be entitled to exercise any and all discretions, powers and rights of the Collateral Agent under this Agreement.  No Grantor may assign this Agreement or any of its rights or obligations under this Agreement.  All of the Collateral Agent’s rights under this Agreement shall enure to the benefit of its successors and assigns and all of each Grantor’s obligations under this Agreement shall bind each Grantor and its heirs, executors, administrators, legal personal representatives, successors and assigns.

9.9                               Execution and Delivery

This Agreement may be executed by the parties in counterparts and may be executed and delivered by facsimile or other electronic means and all such counterparts, facsimiles or other electronic means shall together constitute one and the same agreement.

Each Grantor acknowledges receiving a copy of this Agreement and hereby waives any right it has to receive a copy of any financing statement or financing change statement with respect to any registrations made at the Ontario Personal Property Registry, or any similar registries in other jurisdictions, pursuant hereto.

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IN WITNESS OF WHICH the parties hereto have duly executed this Agreement.

ATLANTIC POWER CORPORATION			ATLANTIC POWER GP II, INC.
as a Grantor			as a Grantor

By:	/s/ Terrence Ronan		By:	/s/ Terrence Ronan
	Name:	Terrence Ronan		Name:	Terrence Ronan
	Title:	CFO and Corporate Secretary		Title:	CFO and Corporate Secretary

By:			By:
	Name:			Name:
	Title:			Title:

Each of the Issuers agrees to be bound by the terms of this Agreement.

ATLANTIC POWER GP II, INC., as an Issuer			APLP HOLDINGS LIMITED PARTNERSHIP, by its general partner, ATLANTIC POWER GP II, INC., as an Issuer

By:	/s/ Terrence Ronan		By:	/s/ Terrence Ronan
	Name:	Terrence Ronan		Name:	Terrence Ronan
	Title:	CFO and Corporate Secretary		Title:	CFO and Corporate Secretary

By:			By:
	Name:			Name:
	Title:			Title:

PLEDGE AGREEMENT

Acknowledged and agreed:

GOLDMAN SACHS LENDING PARTNERS LLC, in its capacity as Collateral Agent for the benefit of the Secured Parties

By:	/s/ Charles D. Johnston
	Name:	Charles D. Johnston
	Title:	Authorized Signatory

PLEDGE AGREEMENT

SCHEDULE A
PLEDGED SECURITIES

HOLDER / GRANTOR	ISSUER	CERTIFICATE NO(S).	NUMBER OF SHARES OR UNITS	PERCENTAGE OF TOTAL OWNERSHIP INTEREST	ISSUER’S JURISDICTION
Atlantic Power Corporation	Atlantic Power GP II, Inc.	2	1 Common Share	100%	British Columbia
Atlantic Power Corporation	APLP Holdings Limited Partnership	2	99.996% Partnership Interest	99.996%	Ontario
Atlantic Power GP II, Inc.	APLP Holdings Limited Partnership	1	0.004% Partnership Interest	0.004%	Ontario